EXHIBIT 99.1

Palatin Reports Second Quarter Fiscal Year 2023 Financial Results and Provides Corporate Update

•	Phase 3 Pivotal Study of PL9643 in Patients with Dry Eye Disease Ongoing
o	Patient Enrollment on Track
o	Topline Results Currently Expected Mid-Calendar Year 2023
•	Phase 2 Clinical Study of Oral PL8177 in Patients with Ulcerative Colitis Commenced
o	First Patient Dosed
o	Planned Interim Analysis Targeted for First Half Calendar Year 2023
o	Topline Results Currently Expected Second Half Calendar Year 2023
•	Phase 2 Clinical Study of Bremelanotide in Patients with Diabetic Kidney Disease
o	Complete Enrollment Targeted for Third Quarter Calendar Year 2023
o	Topline Results Currently Expected First Quarter Calendar Year 2024
•	Vyleesi® - Net Product Revenue Increased 18% and Prescriptions Dispensed Increased 12% Over the Prior Quarter
•	Closed on a $10.0 Million Registered Direct Offering
•	Received $4.7 Million of Non-Dilutive Funding Through NJ Economic Development Program
•	Teleconference and Webcast to be held on February 15, 2023, at 11:00 AM ET

CRANBURY, NJ – February 15, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal second quarter ended December 31, 2022.

“We continue to execute on our strategy that the melanocortin system is an important mechanism for the resolution of inflammation and promotion of tissue repair,” said Carl Spana, Ph.D., President and CEO of Palatin. “We currently have three active melanocortin-based clinical programs: our MELODY-1 Phase 3 dry eye disease trial, a Phase 2 ulcerative colitis trial, and a Phase 2 diabetic kidney disease trial, all with data readouts throughout the next five calendar quarters.”

Dr. Spana further commented, “We are pleased with Vyleesi’s continued quarter over quarter increases across all value metrics, notably net product sales increased 18% and prescriptions dispensed increased 12% over the prior quarter. We are excited that net product revenue of approximately $1 million for the quarter ended December 31, 2022, exceeded Vyleesi operating expenses.”

Business Highlights and Recent Updates

•	Anti-Inflammatory / Autoimmune Programs

o	PL9643 melanocortin agonist for the treatment of dry eye disease (DED)

–	Patient enrollment on track.
–	Topline data readout currently expected mid-calendar year 2023.
–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT04268069.

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o	PL8177 oral melanocortin agonist for the treatment of ulcerative colitis (UC):

–	First patient dosed in a Phase 2 oral formulation study of PL8177 in patients with UC in the fourth quarter calendar year 2022.
–	Interim assessment is currently expected to occur in the first half of calendar year 2023.
–	Topline data readout is currently expected in the second half of calendar year 2023.
–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05466890.

o	Bremelanotide BREAKOUT study (BMT 701) in patients with diabetic kidney disease:

–	Enrollment initiated in the Phase 2 study in the first quarter of calendar year 2023.
–	Complete enrollment targeted for third quarter calendar year 2023.
–	Topline results currently expected first quarter calendar year 2024.
–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05709444.

•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Goal of the Vyleesi program is to demonstrate commercial product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.

o	For the fiscal second quarter ended December 31, 2022:

–	Gross product sales were $2.6 million, an increase of 14% over the prior quarter, and an increase of 238% over the comparable quarter last year.
–	Net product revenue of $1 million increased 18% over the prior quarter and increased 1,323% over the comparable quarter last year.
–	Total prescriptions dispensed increased 12% over the prior quarter and increased 134% over the comparable quarter last year.
–	Refill rates, commercial insurance reimbursement, and net revenue per prescription dispensed increased over the prior quarter and comparable quarter last year.

o	Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com.

•	Other:

o

The Company participated in the State of New Jersey’s Technology Business Tax Certificate Transfer Program sponsored by The New Jersey Economic Development Authority. The Program enables approved biotechnology companies with unused Net Operating Losses (“NOLs”) and unused research and development credits (“R&D credits”) to sell these tax benefits to unaffiliated, profitable corporate taxpayers in the State of New Jersey. The Company received final approval in December 2022 for the sale of NOLs and R&D credits that resulted in the receipt of $4,674,999 in January 2023. As a result, the Company recorded an income tax benefit for the three and six months ended December 31, 2022, and a corresponding receivable as of December 31, 2022.

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o

Registered Direct Offering: On October 31, 2022, Palatin entered into a securities purchase agreement with an institutional investor, selling and issuing an aggregate of (i) 1,020,000 shares of Palatin common stock, $0.01 par value per share, (ii) prefunded warrants (the “Pre-Funded Warrants”) to purchase up to 798,182 shares of Palatin common stock, and (iii) common warrants (the “Common Warrants”) to purchase up to 1,818,182 shares of Palatin common stock. Each share of common stock was offered with one accompanying Common Warrant for a combined offering price of $5.50. Each Pre-Funded Warrant was offered with one accompanying Common Warrant for a combined offering price of $5.4999. The Offering was completed on November 2, 2022 with the Company receiving gross proceeds of $10 million. The Common Warrants have an exercise price of $5.83 per share, are exercisable beginning six months after the date of issuance and will expire five and one-half years from the date of issuance. The Pre-Funded Warrants had an exercise price of $0.0001 per share and subsequent to December 31, 2022, the institutional investor exercised all outstanding Pre-Funded Warrants to purchase 798,182 shares of Palatin’s common stock.

Fiscal Second Quarter Ended December 31, 2022 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of allowances and accruals, and license and contract revenue.

Vyleesi gross product sales to pharmacy distributors were $2.6 million, with net product revenue of $1,026,416, compared to gross product sales of $0.8 million and net product revenue of $72,140 for the comparable quarter last year. Gross product sales increased 238% and net product revenue increased 1,323% over the comparable quarter last year.

For the quarter ended December 31, 2021, Palatin recognized $250,000 in license and contract revenue pursuant to its license agreement with Fosun Pharma.

Operating Expenses

Total operating expenses were $6.6 million, compared to $8.8 million for the comparable quarter last year. The decrease in operating expenses was mainly the result of lower spending on our development programs and the gain recognized as a result of amending certain minimum purchase commitments.

Other Income / (Expenses)

Total other expense, net, consists mainly of unrealized foreign currency transaction losses of $693,231 and $234,078, respectively, for the quarters ended December 31, 2022, and 2021.

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Cash Flows

Palatin’s net cash used in operations was $8.8 million, compared to net cash used in operations of $6.3 million for the same period last year. The increase in net cash used in operations is mainly due to working capital changes for the quarter ended December 31, 2022.

Net Loss

Palatin’s net loss was $1.4 million, or $(0.13) per basic and diluted common share, compared to a net loss of $8.7 million, or $(0.91) per basic and diluted common share for the comparable period last year.

The decrease in net loss over the comparable quarter last year, was mainly due to the recognition of an income tax benefit of $4.7 million, a decrease in operating expenses of $2.2 million and an increase in net product revenue of Vyleesi.

Cash Position

As of December 31, 2022, Palatin’s cash and cash equivalents were approximately $21.2 million plus $6.5 million of accounts and other receivables, compared to cash and cash equivalents of $21.2 with $2.0 million of accounts receivable as of September 30, 2022, and $29.9 million with $1.8 million of accounts receivable as of June 30, 2022.

Based on its current operating plan, Palatin believes that existing cash and cash equivalents and receivables will be sufficient to fund currently anticipated operating expenses through calendar year 2023.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on February 15, 2023, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), conference ID 928705. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 47637. The webcast and telephone replay will be available through March 1, 2023.

About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor (“MCr”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin's ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

REVENUES
Product revenue, net	$1,026,416	$72,140	$1,896,070	$231,622
License and contract	-	250,000	-	250,000
Total revenues	1,026,416	322,140	1,896,070	481,622

OPERATING EXPENSES
Cost of products sold	98,707	29,171	185,203	83,104
Research and development	4,367,538	5,426,397	10,394,569	8,911,161
Selling, general and administrative	3,174,344	3,317,760	6,683,142	7,154,302
Gain on purchase commitment	(1,027,322)	-	(1,027,322)	-
Total operating expenses	6,613,267	8,773,328	16,235,592	16,148,567

Loss from operations	(5,586,851)	(8,451,188)	(14,339,522)	(15,666,945)

OTHER INCOME (EXPENSE)
Investment income	186,473	1,563	274,962	2,973
Foreign currency loss	(693,231)	(234,078)	(274,855)	(126,719)
Interest expense	(5,487)	(2,773)	(15,089)	(8,404)
Total other income (expense), net	(512,245)	(235,288)	(14,982)	(132,150)

Loss before income taxes	(6,099,096)	(8,686,476)	(14,354,504)	(15,799,095)
Income tax benefit	4,674,999	-	4,674,999	-
NET LOSS	$(1,424,097)	$(8,686,476)	$(9,679,505)	$(15,799,095)

Basic and diluted net loss per common share	$(0.13)	$(0.91)	$(0.95)	$(1.66)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	10,802,863	9,531,071	10,215,616	9,530,252

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21,182,839	$29,939,154
Accounts receivable	1,806,990	1,780,020
Other receivables	4,674,999	-
Inventories	759,268	944,471
Prepaid expenses and other current assets	2,127,230	1,932,454
Total current assets	30,551,326	34,596,099

Property and equipment, net	674,567	539,314
Right-of-use assets - operating leases	693,729	878,465
Other assets	56,916	56,916
Total assets	$31,976,538	$36,070,794

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$820,304	$3,157,617
Accrued expenses	6,065,821	6,875,216
Short-term operating lease liabilities	335,732	371,124
Short-term finance lease liabilities	103,622	100,921
Other current liabilities	4,094,600	5,754,986
Total current liabilities	11,420,079	16,259,864

Long-term operating lease liabilities	380,161	529,398
Long-term finance lease liabilities	99,912	152,407
Other long-term liabilities	3,732,800	2,861,250
Total liabilities	15,632,952	19,802,919

Series B and Series C Redeemable Convertible Preferred Stock of $0.01 par value: authorized 9,000,000 shares, 9,000,000 shares issued and outstanding as of June 30, 2022, with a liquidiation preference of $15,000,000	-	15,000,000
Escrowed proceeds	-	(15,000,000)

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares (including amounts authorized for
Series B and Series C Redeemable Convertible Preferred Stock): shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of December 31, 2022: issued and outstanding 4,030 shares
as of December 31, 2022 and June 30, 2022	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 10,354,498 shares as of December 31, 2022 and 9,270,947 shares as of June 30, 2022	103,545	92,709
Additional paid-in capital	413,913,202	404,168,822
Accumulated deficit	(397,673,201)	(387,993,696)
Total stockholders’ equity	16,343,586	16,267,875
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$31,976,538	$36,070,794